UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 22549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

APRIL 23, 2018

Greystone Logistics, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1613 E. 15th, Tulsa, Oklahoma	74122
(Address of principal executive offices)	(Zip Code)

(918) 583-7441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 23, 2018, Greystone Logistics, Inc. (the “Company”) issued a press release regarding results of operations for Greystone Logistics, Inc. for the nine months and three months ended February 28, 2018. A copy of the press release dated April 23, 2018 is attached hereto as Exhibit 99.1.

The information being furnished hereunder discloses EBITDA, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before interest, income taxes, depreciation and amortization. EBITDA is utilized for internal analysis of the Company. EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to other financial measures determined under GAAP. However, EBITDA is commonly used by investors, financial analysts and rating agencies as an alternative measure of evaluating, comparing and rating operating performance. EBITDA presented by the Company may not be comparable to similarly titled measures reported by other companies.

The information in this Form 8-K, including exhibits, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01. Regulation FD Disclosure.

As noted above in Item 2.02 of this Current Report on Form 8-K, the registrant issued a press release on April 23, 2018. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is being furnished pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

April 23, 2018	By:	/s/ William W. Rahhal
William W. Rahhal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 23, 2018.